UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22 (July 16, 2008)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600 Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 223-2142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

July 22, 2008

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2008, Innovative Card Technologies, Inc. (“Company”) received notice from the NASDAQ that it was not in compliance with Marketplace Rules for continued listing. Specifically, the market value of Company’s listed securities is below $35,000,000 as required for continued inclusion by Marketplace Rule 4310(c)(3)(B) (“Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(C), the Company will be provided 30 calendar days, or until August 15, 2008, to regain compliance. If, at anytime before August 15, 2008, the market value of the Company’s common stock is $35,000,000 (a per share price in excess of $1.23 based on the number of issued and outstanding shares as of the date of this report) or more for a minimum of 10 consecutive business days, the Company will be in compliance with the Rule. If compliance with this Rule cannot be demonstrated by August 15, 2008, the NASDAQ will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the determination to a Listing Qualifications Panel.

Item 8.01 Other Events.

On July 22 pursuant to Marketplace Rule 4803(a) the Company issued a press release disclosing receipt of the notice described in Item 3.01 hereof. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit Number	Description

99.1	Press release dated July 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: July 22, 2008	By:	/s/ Steven Delcarson
Steven Delcarson
Chief Executive Officer